EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER


Ludwig Kuttner, Chief Executive Officer and Charles W. Clayton, Chief Financial Officer of Hampshire Group, Limited (the "Company"), each hereby certify that:

1. The Annual Report of the Company on Form 10-K for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition as of December 31, 2005 and the results of operations of the Company for the period then ended.

Date:  March 8, 2006


/s/ Ludwig Kuttner                           /s/ Charles W. Clayton
--------------------------                  -----------------------------
Ludwig Kuttner                              Charles W. Clayton
Chief Executive Officer                     Chief Financial Officer